Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 3 dated May 15, 2025 relating to the Common Stock, no par value, of Tucows Inc. shall be filed on behalf of the undersigned.

BLACKSHEEP FUND MANAGEMENT LTD. By: /s/ Alexis Fortune
Name: Alexis Fortune
Title: Chief Executive Officer

BLACKSHEEP MASTER FUND LTD. By: /s/ Alexis Fortune
Name: Alexis Fortune
Title: Chief Executive Officer of its investment manager

HERDWICK CAPITAL LTD. By: /s/ Alexis Fortune
Name: Alexis Fortune
Title: Director

ALEXIS FORTUNE By: /s/ Alexis Fortune